FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 10, 2024

Commission file number: 000-56349

KwikClick, Inc.

(Exact name of registrant as specified in its charter)

Delaware	95-4463033
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

585 West 500 South Suite 130
Bountiful, Utah	84010
(Address of principal executive offices)	(Zip Code)

(385) 301-2792

Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 3 - Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities

On September 10, 2024, KwikClick, Inc. (the “Company”) sold unregistered securities of the Company. The securities were sold to a single, non-affiliate purchaser (“Investor”) for cash consideration of $500,000 to the Company and consisted of 2,500,000 shares of the Company’s common stock at a price of $0.20 per share and 2,500,000 stock appreciation rights with a base price of $0.20 per share (“SARs”). The Stock Appreciation Rights Agreement (“SARs Agreement”) allows the Investor to potentially gain from the company’s stock price appreciation by converting the SARs into shares, subject to specific conditions and timelines outlined in the SARs Agreement. The SARs Agreement provides the Investor with the following rights:

Grant of SARs: The agreement provides the Investor with the right to receive common stock shares of the Company. upon the appreciation of the Company’s common stock. The SARs are based on a specified base price, set at $0.20 per share.

Term: The SARs are valid for seven years from the grant date, allowing the Investor to exercise them anytime within this period, subject to vesting and other conditions.

Vesting: The SARs fully vest six months after the grant date, giving the Investor the right to exercise them thereafter.

Exercise: Once vested, the SARs can be exercised for shares. Upon exercise, the Investor will receive a number of shares equivalent to the increase in the stock’s market value over the base price ($0.20). The SARs cannot be exercised for cash.

Market Fluctuations: If the market price of the stock is higher than $0.20, the Investor benefits from the appreciation in the form of additional shares. If the market price is lower, the SARs hold no value and would not be exercised.

Non-Transferability: The SARs cannot be transferred, except upon the Investor’s death or by specific provisions outlined in the agreement.

Tax Withholding: The Investor is responsible for paying any taxes due upon the inclusion of the SARs in their income upon exercise.

Termination of Relationship: If the Investor’s relationship with the company ends (other than for reasons of death or disability), they have 90 days to exercise any vested SARs before they expire. Unvested SARs are forfeited immediately upon termination.

Death or Disability: If the Investor’s relationship is terminated due to death or disability, all unvested SARs immediately vest, and the Investor (or their beneficiaries) has up to two years to exercise them.

Change in Control: If a change in control occurs, the agreement provides for potential substitution of the SARs with a replacement award. If no appropriate replacement is provided, the SARs may vest immediately before the change in control.

2

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

KWIKCLICK, INC.

/s/ Jeffrey Yates
Jeffrey Yates
Chief Financial Officer

Dated: September 16, 2024

3